EXHIBIT 10.26

JOSE MARIA TORRES SUAU

IBERDROLA S.A.

Madrid, March 23, 2012

Dear Jose María:

As a result of your assignment in Portland (Maine) (United States) as Vice President - Finance and Control of IBERDROLA USA, you are hereby notified of your terms of employment for the duration of the assignment:

1.	The purpose of this international assignment is to perform the duties defined for the position of Vice President - Finance and Control of IBERDROLA USA in charges of the Control, Financial, Risk and Unregulated Business Areas.

The estimated duration of this international assignment will be 3 years, whereupon target compliance will be assessed and the effective date of your return will be decided by agreement between the parties. Your personal circumstances and preferences regarding geographic location will be taken into account for your reassignment within the Iberdrola Group, and you will be guaranteed a position within the same category that you presently hold according to the professional classification system in effect in Spain.

2.	The expected start date of the international assignment is April 12, 2012.

3.	Your labor relationship with IBERDROLA, S.A. will remain in effect for the duration of the international assignment.

4.	The terms of your compensation during the international assignment will be as follows:

•	Annual gross fixed salary: the current annual gross fixed salary, to which annual increases will be applied according to the rules in effect in the country of origin;

•	Annual variable compensation: will be administered in accordance with the applicable rules in the country of origin regarding assessment by the responsible supervisor of annual targets and performance.

•	Benefits: The Benefit Plans of the country of origin will remain in effect provided that they are appropriate to your new situation.

5.	You will have the same number of vacation days as the personnel at the place of destination. If this number is less than that of the country of origin, you will have additional vacation days if approved by the responsible supervisor. In addition, the work calendar of the country of destination must be followed.

6.	The company will subsidize the following additional items deriving from international assignment, which will no longer be received once the assignment has been completed:

•	Cost-of-living Adjustment - Goods and Services: 10,196 dollars annually (net).[1]

•	Relocation Bonus: 18,379 euros annually (net).[2]

•	Individual Supplement at Destination: 4,000.00 euros annually (gross).

•	Housing: The Company will bear the costs of rental housing up to a maximum of 3,900 dollars monthly (net).

In addition, you will be provided a local contact to help you find the most appropriate housing.

7.	You and the members of your household who have been relocated will be entitled to one annual vacation trip in business class to travel between the country of origin and the country of destination.

8.	In emergency situations, the company will assume the travel expenses for a round-trip plane ticket for you and the members of your relocated household.

9.	You and the members of your relocated household will enjoy private health coverage in the country of destination.

10.	Your contributions to Social Security will continue in the country of origin.

11.	If the Spanish government demands any type of personal or professional documentation that must be obtained at the destination in order to award any type of Social Security benefit or to determine your tax residence (requirement to obtain a certificate of tax residence) or for any other reason, the employee agrees to take the measures required to obtain such documentation.

[1]	This amount is net of tax withholding and advance payments resulting from employment income, regardless of the personal tax obligations that might apply.
[2]	Id.

12.	At the end of the period of assignment, all subsidies arising from the international relocation will cease, unless the parties agree upon your extension and continued presence in the country of destination.

13.	The Company reserves the right to reassign the employee prior to the completion of the term established for the international assignment. Reassignment will take place by means of a letter to that effect providing notice of the basic terms thereof.

The terms set forth in this document are supplemented by those set forth in the GLOCAL International Mobility Plan.

Sincerely

/s/ Ramon Castresana Sanchez

Ramon Castresana Sanchez
Director of Human Resources

Received and accepted

/s/ Jose María Torres Suau

Jose María Torres Suau

TORRES SUAU, JOSE MARIA

A.	International assignment details

	Start Date:	April 12, 2012

	Relocated Family Unit:	1+2

	Place of Assignment:	Portland, Maine (USA)

	Duties:	VP Finance and Control

B.	Proposed Terms (note 1)

B1.	Terms of compensation at origin:

Annual gross fixed salary

	2011 annual gross fixed salary	109,725.00 euros per annum (gross)

	Variable compensation	based on current company system

B2.	Terms resulting from international assignment:
Cost-of-living Adjustment – Goods and Services
Application of Urban USA (USA) September 2011 table
	Guaranteed annual net amount (USD)	10,196

Relocation bonus
25% of annual net fixed compensation
	Guaranteed annual net amount (EUR)	18,379

Individual Supplement at Destination (note 2)
	Guaranteed annual gross amount (EUR)	4,000

Benefits
	Housing	3900 dollars (net) monthly
	Moving	76 m3
Vehicle
Elementary-High School / Nursery-Kindergarten
Health Insurance
Life and Accident Insurance
Travel for relocation
Annual Vacation Trip 1 per year
Tax Advice and Tax Equalization
Immigration Advice

Note 1: the terms indicated in this document are supplemented by the provisions of the Glocal International Mobility Plan

Note 2: Supplement effective upon commencement of the relocation, ending upon the completion of the assignment.

Madrid, March 23, 2012
Accepted

/s/ Ramón Casatresana Sanchez	/s/ José María Torres Suau

Ramón Casatresana Sanchez

HR Director – Iberdrola Group	José María Torres Suau

Jose Maria TORRES SUAU

Corporation and Latin America

Madrid, August 4, 2014

Dear Jose Maria:

Pursuant to the International Mobility Plan of the Iberdrola Group (GLOCAL), set forth below are the new terms arising from your international assignment, which will be in effect throughout fiscal year 2014 (see Annex):

•	Goods and Services:	10,827 U.S. Dollars per annum (net)
	Effective Date:	July 1, 2014

•	Relocation bonus:	19,010 Euros per annum (net)
	Effective Date:	January 1, 2014

The terms set forth in this document are supplemented by the provisions of the GLOCAL International Mobility Plan of the Iberdrola Group.

To confirm receipt and acceptance by you, please return a signed and dated scanned copy of this notice and the annex hereto to the U.S. International Mobility Department (Carolyn Lewis: CDLewis@nyseg.com).

Sincerely

/s/ Noemí Sainz Hernández	/s/ Jose Maria Torres Suau

Noemí Sainz Hernández	Received and accepted
Head of International Mobility – Iberdrola Group	Jose Maria Torres Suau

TORRES SUAU, JOSE MARIA

A.	International assignment details

	Start date:	2012

	Relocated family unit:	1+2

	Place of assignment:	Portland (ME) - USA

B.	2014 update of current terms

B1.	Terms of compensation at origin:

Annual gross fixed salary

	2014 annual gross fixed salary	120,697.50 euros per annum (gross)

	Variable compensation	based on current company system

B2.	Terms resulting from international assignment:

Goods and Services (effective date July 1, 2014)

Application of Urban United States (USA) June 2014 table

	Guaranteed annual net amount (US dollars)	10,827

Relocation bonus (effective date January 1, 2014)

25% of annual net fixed compensation

	Guaranteed annual net amount (Euros)	19,010

Benefits

Those set forth in your international assignment letter.

Madrid, August 4, 2014

/s/ Normí Sainz Hernández		Accepted /s/ Jose Maria Torres Suau

Normí Sainz Hernández

International Mobility Director		Jose Maria Torres Suau

Iberdrola Group